SCHEDULE 14A INFORMATION

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ViryaNet Ltd.

(Name of Registrant as Specified In Its Charter)

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VIRYANET LTD.

NOTICE OF AN ANNUAL GENERAL SHAREHOLDERS MEETING

TO BE HELD ON NOVEMBER 26, 2003, AT 10:00 A.M., EASTERN DAYLIGHT TIME,

AT THE OFFICES OF VIRYANET, INC.

Dear Shareholders:

Notice is hereby given of the Annual General Shareholders Meeting (the “Meeting”) of ViryaNet Ltd. (the “Company”) to be held on November 26, 2003, at 10:00 a.m., eastern daylight time, at the principal executive offices of ViryaNet, Inc., located at 2 Willow Street, Southborough, Massachusetts, for the purposes of considering and acting on the following matters:

(i) To elect the panel of six (6) directors to the Board of Directors of the Company, each director individually to serve until his respective successor is elected and qualified, with the exception of Ronit Lerner who is intended to be elected as an external director pursuant to the Israeli Companies Law, 5759-1999 (the “Companies Law”), and if so elected as an external director shall serve for a fixed term of three years. Mr. Peter Gyenes and Mr. Hillel Milo who were elected as external directors for the purpose of the Companies Law at previous annual meetings of the Company, will continue to serve their respective three (3) year term (from the date of their election) as external directors of the Company.

(ii) That Kost, Forer & Gabbay (a member of Ernst & Young International) be appointed as the independent auditors of the Company for the 2003 fiscal year, and that the Audit Committee of the Board of Directors be authorized to fix the remuneration of the auditors in accordance with the nature of their services.

(iii) To issue to certain of the directors of the Company, including the Company’s new external director (if elected), new options to purchase Ordinary Shares of the Company.

(iv) To approve the compensation to be paid to directors of the Company for their participation in certain meetings of the Board of Directors of the Company.

(v) To approve an amendment to the employment terms of the Company’s Executive Chairman of the Board of Directors.

(vi) To authorize the Board of Directors to consummate an equity investment in the Company’s securities which exceeds 20% of the Company’s issued share capital and to authorize that Telvent GIT, S.A. or its affiliates participate in such equity investment.

(vii) To approve an amendment to the Company’s Articles of Association by increasing the authorized share capital of the Company by 2,300,000 Ordinary Shares (from 4,200,000 Ordinary Shares to 6,500,000 Ordinary Shares).

(viii) To amend the Company’s 1999 Stock Option Plan (the “Plan”) by increasing the number of stock options reserved for issuance under the Plan by 200,000.

(ix) That the Company shall undertake to indemnify each of its Office Holders (as such term is defined in the Companies Law) for any liability and expense that may be imposed on such Office Holder due to an act performed by him or her in his or her capacity as an Office Holder, all to the maximum extent as permitted under the Companies Law and the Articles of Association of the Company.

Please see the attached Proxy Statement for further details regarding the foregoing. Whether or not you plan to attend the meeting, it is important that your shares are represented. Accordingly, please mark, sign and date the enclosed proxy card and return it in the accompanying envelope.

Sincerely yours,

Winfried A. Burke

President and Chief Executive Officer

November 3, 2003

VIRYANET LTD.

8 HaMarpe St., Har Hotzvim

P.O. Box 45041

Jerusalem 91450

Israel

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 26, 2003

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of ViryaNet Ltd. (“ViryaNet” or the “Company”) of proxies in the form enclosed to be voted at the Annual General Meeting of the shareholders of the Company (the “Annual General Meeting” or the “Meeting”), or at any postponement or adjournment thereof, pursuant to the accompanying Notice of Annual General Meeting of shareholders of the Company. The Annual General Meeting will be held on November 26, 2003, at 10:00 a.m., eastern daylight time, at the offices of ViryaNet, Inc., 2 Willow Street, Southborough, Massachusetts. The Company’s mailing address in the United States is ViryaNet, Inc., 2 Willow Street, Southborough, Massachusetts, 01745, and its telephone numbers are (972)-2-584-1000 in Israel, and (508) 490-8600 in the United States.

As of October 24, 2003 (the “Record Date”), the Company had 3,249,658 ordinary shares, par value New Israeli Shekel 1.0 per share (“Ordinary Shares”) outstanding. Each Ordinary Share entitles the holder thereof to one vote with respect to each of the matters submitted to the shareholders at the Annual General Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual General Meeting and any postponements or adjustments thereto.

It is proposed that at the Annual General Meeting, the following ordinary resolutions be adopted:

(i) To elect the panel of six (6) directors to the Board of Directors of the Company, each director individually to serve until his respective successor is elected and qualified, with the exception of Ronit Lerner who is intended to be elected as an external director pursuant to the Israeli Companies Law, 5759-1999 (the “Companies Law”), and if so elected as an external director shall serve for a fixed term of three years. Mr. Peter Gyenes and Mr. Hillel Milo who were elected as external directors for the purpose of the Companies Law at previous annual meetings of the Company, will continue to serve their respective three (3) year term (from the date of their election) as external directors of the Company.

(ii) That Kost, Forer & Gabbay (a member of Ernst & Young International) be appointed as the independent auditors of the Company for the 2003 fiscal year, and that the Audit Committee of the Board of Directors be authorized to fix the remuneration of the auditors in accordance with the nature of their services.

(iii) To issue to certain of the directors of the Company, including the Company’s new external director (if elected), new options to purchase Ordinary Shares of the Company.

(iv) To approve the compensation to be paid to directors of the Company for their participation in certain meetings of the Board of Directors of the Company.

(v) To approve an amendment to the employment terms of the Company’s Executive Chairman of the Board of Directors.

(vi) To authorize the Board of Directors to consummate an equity investment in the Company’s securities which exceeds 20% of the Company’s issued share capital and to authorize that Telvent GIT, S.A. or its affiliates participate in such equity investment.

(vii) To approve an amendment to the Company’s Articles of Association by increasing the authorized share capital of the Company by 2,300,000 Ordinary Shares (from 4,200,000 Ordinary Shares to 6,500,000 Ordinary Shares).

(viii) To amend the Company’s 1999 Stock Option Plan (the “Plan”) by increasing the number of stock options reserved for issuance under the Plan by 200,000.

(ix) That the Company shall undertake to indemnify each of its Office Holders (as such term is defined in the Companies Law) for any liability and expense that may be imposed on such Office Holder due to an act performed by him or her in his or her capacity as an Office Holder, all to the maximum extent as permitted under the Companies Law and the Articles of Association of the Company.

In addition, in the Annual General Meeting, the Directors will review the Management’s report on the business of the Company for the year ended December 31, 2002, as presented in the Company’s Annual Report on Form 20-F for the year ended December 31, 2002, and will answer appropriate questions relating thereto.

At the Annual General Meeting, the Board of Directors will propose for shareholder approval by ordinary resolution for all other matters being considered at the Meeting. An ordinary resolution shall be deemed adopted if approved by a majority of the votes cast at the Meeting in person or by proxy and voting thereon; provided, however, that the ordinary resolution with respect to the nomination of Ronit Lerner as an external director of the Company shall only be deemed adopted if at least one-third of the non-controlling shareholders of the Company (the “Non-Controlling Shareholders”), represented and voting, approve such ordinary resolution, or alternatively, the aggregate number of shares held by such Non-Controlling Shareholders voting against the approval of such ordinary resolution does not exceed one percent (1%) of the outstanding Ordinary Shares of the Company.

The Company’s Annual Report on Form 20-F, containing audited financial statements for the fiscal year ended December 31, 2002 can be found in the Company’s website at the following link: http://www.viryanet.com/investors/sec.htm, or alternatively, you may contact the Company if you wish to receive a printed version of the Company’s Annual Report. A form of proxy for use at the Meeting and a return envelope for the proxy are enclosed hereto.

Any shareholder who executes and delivers a proxy may revoke it at any time before the effective exercise thereof by delivery to the Company at its United States mailing address listed above or its transfer agent, at least twenty-four (24) hours before the commencement of the Meeting or adjourned Meeting, of either a written notice of revocation or a duly executed proxy bearing a later date. Any shareholder who has executed a proxy but is present at the meeting, and also wishes to vote in person, may do so by revoking their proxy. Each form of proxy which is properly executed and returned to the Company prior to the meeting will be voted in the manner directed by the shareholder executing it or, if no directions are given, will be voted in favor of all of the matters to be presented at the Meeting, as described herein. In addition, the shares will be voted with respect to any other proposals in accordance with the recommendations of the Board of Directors. Subject to the provisions of the Company’s Articles of Association, all proxies must be received by the Company’s transfer agent or at the Company’s United States mailing address listed above at least 24 hours prior to the Meeting to be validly included in the tally of Ordinary Shares voted at the Meeting.

It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about November 4, 2003. In addition to solicitation by mail, certain officers, directors, employees and agents of the Company may solicit proxies by telephone, telegram, telecopier or other personal contact. None of the officers, directors, employees or agents involved in any solicitation will receive additional compensation for such solicitation. The Company will bear the costs of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of Ordinary Shares.

The presence in person, or by proxy, or as deemed by the Companies Law to be present of two (2) or more shareholders of the Company, holding, in the aggregate, at least thirty-three and one-third percent (33 1/3%) of the Ordinary Shares entitled to vote at the Annual General Meeting will constitute a quorum at the Annual General Meeting. If a quorum is not present at the scheduled time and date of the Meeting, the Meeting shall be either (i) adjourned to the same day of the week in the next following week at the same scheduled place and time of day as the adjourned meeting, unless such day shall fall on a public holiday either in Israel or the United States, in which case the meeting will be adjourned to the first day, not being a Friday, Saturday or Sunday, which follows such public holiday; or (ii) adjourned to any other day, hour and/or place as the Board of Directors shall notify the shareholders. If a quorum is not present at the second meeting within half an hour from the appointed start time of the meeting, any two shareholders present or by proxy or any other valid instrument shall constitute a quorum, and shall be entitled to deliberate and to resolve the matters for which the Meeting was convened.

If the accompanying proxy card is properly signed and returned to the transfer agent or the Company at its United States mailing address and not revoked, it will be voted in accordance with the instructions contained therein. Votes that are withheld will be excluded entirely from the counted votes. Other than for the election of individual directors, proxies may be marked as abstaining on any matter to be acted upon by shareholders. Votes withheld, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting will not be counted as votes cast on such matters. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

ITEM 1

ELECTION OF DIRECTORS

The Articles of Association of the Company provide that our Board of Directors shall be composed of no more than nine (9) members and no fewer than three (3) members. At this time, management is recommending the six (6) nominees named in the following table for election as directors (each a “Director Nominee” and collectively, the “Director Nominees”). Currently, four (4) of the Director Nominees serve as directors of the Company. Unless authority to vote for the confirmation of the Director Nominees is withheld, the shares represented by all proxies received by the Board of Directors will be voted for the Director Nominees. If elected, each of the non-external directors shall hold office until the next Annual General Meeting and until his successor shall have duly taken office, unless his office is earlier vacated under any relevant provisions of the Articles of Association of the Company. If elected as an external director, Ronit Lerner shall hold office for a period of three years following her election, unless her office is earlier vacated under any relevant provisions of the Articles of Association of the Company and the Companies Law. Mr. Peter Gyenes and Mr. Hillel Milo, who were previously elected as external directors for the purpose of the Companies Law at previous annual meetings of the Company, will continue to serve their respective three (3) year term (from the date of their election) as external directors of the Company.

In the event any of the Director Nominees should be unable or unwilling to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their best judgment. The Company is not aware of any reason why any of the Nominee Directors, if elected, would be unable to serve as a director.

Nominees for the Board of Directors

The name of each of Director Nominee, his present position with the Company, and the year in which he or she first became a director of the Company, where applicable, are as follows:

Name of Nominee	Current Position with the Company	Commencement of Directorship
Samuel I. HaCohen	Executive Chairman of the Board of Directors	March 1988

Winfried A. Burke	President, Chief Executive Officer and Director	June 2001

Vladimir Morgenstern	Director	July 1999

Manuel Sanchez Ortega	Director	October 2003

Lior Bregman	Nominee for Director	—

Ronit Lerner (1)	Nominee for Director	—

(1)	Being nominated to serve as an external director under the Companies Law.

The background of each Director Nominee is as follows:

Samuel I. HaCohen co-founded ViryaNet in March 1988. Since March 1988, Mr. HaCohen has served as our chairman of the board of directors. From March 1988 until February 2001, Mr. Hacohen served as our chief executive officer and as the chairman of the board of directors. Before co-founding ViryaNet, Mr. Hacohen held senior systems management positions at John Bryce Systems Ltd., a software company, and the Hadassah Hospital, Jerusalem. Mr. HaCohen holds a Bachelor of Science degree in computer science and statistics from the Hebrew University of Jerusalem and has completed all course work for a Master of Science in statistics from the Hebrew University of Jerusalem.

Winfried A. Burke joined ViryaNet in October 1999 as ViryaNet’s senior vice president of worldwide marketing. From October 2000 until February 2001, Mr. Burke served as ViryaNet’s president and chief operating officer. Since February 2001, Mr. Burke has served as president and chief executive officer. Prior to joining ViryaNet, Mr. Burke was vice president of sales and marketing for ViewSoft and was instrumental in its acquisition by Citrix. He also served as general manager of North American operations and vice president of business development and channel sales at Gentia Software; as a merger and acquisition consultant for several years; and as vice president of sales and marketing for Oberon Software. Mr. Burke previously held various management positions in product management, marketing and sales at Prime Computer, Apollo and Wang. Mr. Burke began his career as a software engineer at the MIT Instrumentation Laboratory/Draper Laboratory, where he worked on the Apollo and Space Shuttle projects, followed by software engineering assignments at the MIT Lincoln Laboratory and Data General. Mr. Burke was trained in computer science at the Massachusetts Institute of Technology, and is a part-time PSIA certified ski instructor.

Vladimir Morgenstern co-founded the Company with Mr. Hacohen. He has served as one of the Company’s directors since July 1999. Mr. Morgenstern currently serves as the chief technology officer for Fitracks, Inc., a company based in Israel specializing in high-tech solutions for footwear and footcare industries. Mr. Morgenstern also serves as a business and technology advisor to several start-up companies. From November 1999 until October 2001, Mr. Morgenstern has served as the Company’s executive vice president, corporate programs. Mr. Morgenstern served as the Company’s technical manager and chief technology officer from March 1988 until November 1999. Before co-founding ViryaNet, Mr. Morgenstern held senior systems management positions at John Bryce Systems Ltd. and the Hadassah Hospital, Jerusalem. Mr. Morgenstern holds a Bachelor of Science degree in physics from Vilnius University in Lithuania and has completed all course work for a Master of Science in applied mathematics.

Manuel Sanchez Ortega currently serves as a director and the chief executive officer of Telvent, the information technology subsidiary of Abengoa, S.A. of Spain. From 2000 to 2001, Mr. Sanchez was the executive vice president of Telvent Energia Y Medio Ambiente, a subsidiary of Telvent focused on the energy and environmental markets. From 1995 to 1999, Mr. Sanchez was the managing director for Telvent Mexico. Prior to his tenure at Telvent Mexico, Mr. Sanchez served as a manager in Telvent Energia y Medio Ambiente. Mr. Sanchez received a Bachelor of Science degree in electrical engineering from the Universidad Pontificia Comillas (ICAI) of Madrid, and a Master in Business Administration from the IPADE of Mexico. Telvent, located in Madrid, Spain, is ViryaNet’s largest shareholder.

Lior Bregman is currently acting as a private investor and is focusing on identifying new trends and potential beneficiaries mostly in the technology sector as well in other special situations where in- depth analysis could provide an edge. From 1988 to 2001 Mr. Bregman served as a Managing Director with CIBC/Oppenheimer. Mr. Bregman was intimately involved in the development of CIBC/Oppenheimer’s high technology effort and was responsible for its telecommunication equipment research effort in general and the wireless communication area in particular, as well as its research on defense and Israeli companies. Mr. Bregman’s work was recognized by the Wall Street Journal and Institutional Investor All Star surveys. Until 2001 Mr. Bregman was also a partner in Genesis I, an Israeli-based venture capital fund, and also served on the investment committee of Genesis II. Prior to joining CIBC/Oppenheimer, Mr. Bregman served as a research analyst at Hambrecht & Quist. Mr. Bregman received his MBA from Stanford University in 1986, and his BA from the Hebrew University of Jerusalem.

Ronit Lerner currently serves as the senior finance manager of BMC Software Israel Ltd., a subsidiary of BMC Software, Inc., and also teaches accounting at the Tel Aviv University. Prior to BMC, Ms. Lerner served as the director of mergers, acquisitions and accounting for ECI Telecom from 2000 to July 2002. Ms. Lerner joined the Israel accounting standards board, an affiliate of the Israel Securities Authority, at its inception in 1997 and served as a manager and senior research supervisor. From 1994-1997, Ms. Lerner served as a senior manager at KPMG. Ms. Lerner received a Bachelor of Arts degree in Business Administration and Accounting from Tel Aviv Management College and received a Master in Business Administration in Finance, with honors, from Bar Ilan University. Ms. Lerner is a certified public accountant in Israel.

Alternate Directors

The Articles of Association of ViryaNet provide that a director may appoint, by written notice to the Company, any individual to serve as an alternate director so long as such individual does not already serve as a director or an alternate director of ViryaNet. Any alternate director will have all of the rights and obligations of the director appointing him or her. The alternate director may not act at any meeting at which the director appointing him or her is present. An alternate director may act as the alternate for only one director. Unless the time period or scope of any such appointment is limited by the appointing director, the appointment will be effective for all purposes and for an indefinite time, but will expire upon the expiration of the appointing director’s term. Currently, no alternate directors have been appointed.

Delegation of Power

Subject to the Companies Law, the Articles of Association of the Company provide that the Board of Directors may delegate any or all of its powers, authorities and responsibilities to any committee consisting of such members of the Board of Directors as the Board of Directors may, from time to time, deem appropriate to the full extent permitted under the Companies Law.

The Board of Directors recommends a vote FOR all of the Directors Nominees and for the nomination of Ronit Lerner as an external director of the Company.

ITEM 2

APPOINTMENT OF AUDITORS

At the Annual General Meeting, Kost, Forer & Gabbay, Certified Public Accountants (Israel), a member of Ernst & Young International, will be nominated by the Company to serve as the independent auditors of the Company for the year ending December 31, 2003. Other than serving as the Company’s current independent auditors, Kost, Forer & Gabbay has no relationship with the Company or any affiliate of the Company.

The Board of Directors will present the following ordinary resolution at the Annual General Meeting:

“RESOLVED, that Kost, Forer & Gabbay be, and they hereby are, appointed as the Company’s independent auditors for the fiscal year ending December 31, 2003, and that the Audit Committee of the Board of Directors be, and it hereby is, authorized to fix the remuneration of said auditors in accordance with the nature of their services.”

The Board of Directors recommends a vote FOR the appointment of Kost, Forer & Gabbay as independent auditors of the Company.

ITEM 3

APPROVAL OF THE GRANT OF STOCK OPTIONS TO DIRECTORS

OF THE COMPANY

The Company’s success depends to a significant extent on the performance of its Directors. The loss of the services of such Directors could have an adverse effect on the Company. In recognition of the importance of these Directors to the Company, the Board and its Audit Committee have approved, subject to the approval of the shareholders of the Company, the grant of options to said Directors under the general terms of the Company’s 1999 Stock Option Plan, for an exercise price as determined by the Company’s Board of Directors, as follows:

Director	Number of Options to be granted	Vesting schedule

Samuel HaCohen	50,000	Options shall vest on a quarterly basis over a two year period, starting from the date of grant (*)

Winfried Burke	30,000	Options shall vest on a quarterly basis over a two year period, starting from the date of grant (*)

Vladimir Morgenstern	10,000	Options shall vest on a quarterly basis over a two year period, starting from the date of grant (*)

Peter Gyenes	10,000	Options shall vest on a quarterly basis over a two year period, starting from the date of grant (*)

Hillel Milo	10,000	Options shall vest on a quarterly basis over a two year period, starting from the date of grant (*)

Lior Bregman	10,000	Options shall vest on a quarterly basis over a two year period, starting from the date of grant (*)

Manuel Sanchez Ortega	10,000	Options shall vest on a quarterly basis over a two year period, starting from the date of grant (*)

Ronit Lerner	10,000	Options shall vest on a quarterly basis over a two year period, starting from the date of grant (*)

(*)	All Options shall be fully vested and fully exercisable upon the completion of one or more of the following events, whether by way of a consolidation, merger or reorganization of the Company or otherwise: (a) a sale of all or substantially all of Company’s issued share capital or assets to any other company, entity, person or a group of persons, or (b) the acquisition of more than 50% of Company’s equity or voting power by any shareholder or group of shareholders.

The Board of Directors and the Audit Committee will present the following ordinary resolution at the Annual General Meeting:

“RESOLVED, that following the approval and recommendation by the Board of Directors of the Company and the Audit Committee of the Board of Directors, in compliance with the requirements of the Companies Law, directors of the Company will be granted stock options to purchase Ordinary Shares of the Company as set forth in Item 3 of the Proxy Statement of the Company dated November 3, 2003.”

The Board of Directors recommends a vote FOR the approval of the grant of stock options to directors.

ITEM 4

APPROVAL OF COMPENSATION TO DIRECTORS FOR ATTENDING

CERTAIN BOARD OF DIRECTORS MEETINGS

The Company’s success depends to a significant extent on the participation of its Directors in Board of Directors meetings. In recognition of the importance of such participation, the Board of Directors and the Audit Committee have approved and recommended, subject to the approval of the shareholders of the Company, that any Director attending any of the five (5) meetings of the Board of Directors that are scheduled from the date of this Annual General Meeting until the next annual general meeting (each, a “Scheduled Meeting”) would receive $1,000 for each Scheduled Meeting if attended in person, or, $500 for each Scheduled Meeting if attended by phone only. Participation in all other meetings of the Board of Directors or any committees thereof shall not entitle Directors to additional compensation.

The Board of Directors and the Audit Committee will present the following ordinary resolution at the Annual General Meeting:

“RESOLVED, that following the approval and recommendation by the Board of Directors of the Company and the Audit Committee of the Board of Directors, in compliance with the requirements of the Companies Law, the compensation for directors set forth in Item 4 of the Proxy Statement of the Company dated November 3, 2003, shall be approved.”

The Board of Directors recommends a vote FOR the approval of the proposed compensation for directors.

ITEM 5

APPROVAL OF AN AMENDMENT TO THE EMPLOYMENT TERMS OF THE COMPANY’S EXECUTIVE CHAIRMAN OF THE BOARD OF DIRECTORS

The Company’s success depends to a significant extent on the services of the Company’s Executive Chairman of the Board of Directors. In recognition of the importance of such services, the Board of Directors and the Audit Committee have approved and recommended, subject to the approval of the shareholders of the Company, that the Company shall bear the cost of the rent of an apartment to be used by the Executive Chairman of the Board of Directors in the Boston area, of up to $1,300 per month, and all taxes payable in connection with such benefit. Other than the above change to the employment terms of the Executive Chairman of the Board of Directors, all other terms and conditions of his employment, as previously approved by the shareholders of the Company, shall remain unchanged.

The Board of Directors and the Audit Committee will present the following ordinary resolution at the Annual General Meeting:

“RESOLVED, that following the approval and recommendation by the Board of Directors of the Company and the Audit Committee of the Board of Directors, in compliance with the requirements of the Companies Law, the compensation of the Company’s Executive Chairman of the Board of Directors shall be amended as set forth in Item 5 of the Proxy Statement of the Company dated November 3, 2003”

The Board of Directors recommends a vote FOR the approval of the proposed amendment to the employment terms of the Company’s Executive Chairman of the Board of Directors.

ITEM 6

AUTHORIZATION OF THE BOARD OF DIRECTORS TO CONSUMMATE AN EQUITY INVESTMENT IN THE COMPANY’S SECURITIES WHICH EXCEEDS 20% OF THE COMPANY’S ISSUED SHARE CAPITAL AND THAT TELVENT GIT, S.A. OR ITS AFFILIATES MAY PARTICIPATE IN SUCH EQUITY INVESTMENT

The Company’s success depends to a significant extent on its ability to raise additional financing which will be used for general corporate purposes, to strengthen the Company’s liquidity and financial flexibility, and to support future growth opportunities.

As of the November 3, 2003, the Company has received all required approvals in order to close with a group of investors (the “Investors”) an equity investment (the “Initial Investment”) in consideration for the Company’s Ordinary Shares and warrants which collectively represent approximately 19.9% of the Company’s issued shares as of the date of the signed agreement with the investors (the “Initial Consideration Shares”).

The main terms of the Initial Investment are as follows:

(a)	The price per Ordinary Share to be issued to the Investors shall be equal to the average of the closing price of the Company’s shares for the 25 trading days preceding the signature of the definitive agreement;

(b)	The Investors shall be issued warrants for an aggregate purchase price equal to 25% of the amount invested as part of the Initial Investment. The exercise price of such warrants shall be equal to the closing price for the Company’s shares on the day prior to the signing of the definitive agreement. The warrants may be exercised within a period of three (3) years;

(c)	The Investors shall commit to a six (6) month lock-up of 100% of the Ordinary Shares acquired as part of the Initial Investment;

(d)	The Company shall use reasonable efforts to effect within six (6) months from the date of the closing of the Initial Investment, a registration statement on Form F-1 (or Form F-3, if available to the Company) under the United States Securities Act of 1933, as amended, covering the registration of all the Ordinary Shares issued as part of the Initial Investment, and any Ordinary Shares which may be issued in connection with the exercise of warrants issued as part of the Initial Investment. The Company shall have the right to defer the effective date of the registration statement by (120) days under certain circumstances. In the event that the registration statement is not declared effective by the dates set forth above, the Company shall pay in cash to the shareholders participating in the Initial Investment, on a monthly basis, one percent (1%) of the total purchase amount of the Ordinary Shares purchased for every 30 days thereafter (pro-rated for partial months) until the registration statement is declared effective, provided however that in no event shall the Company be required to pay such shareholders more than 5% of the total purchase amount.

The Board of Directors of the Company believes that the Company may need to raise additional funds beyond the Initial Investment, and that raising such additional funds is of the Company’s best interests.

Thus, and since under the provisions of the Israeli Companies Law – 1999, and the applicable NASDAQ regulations, the issuance of more than 20% of the Company’s issued share capital requires shareholders’ approval, the Company’s shareholders are requested to approve that the Company shall, and that the Board of Directors be authorized to consumate, by no later than 60 days after the date of the Meeting, an investment of additional funds (which would equal, together with the Initial Investment, up to $US4,000,000) (the “Additional Investment”), for the same or overall better terms and conditions (as explained below) as the ones relating to the Initial Investment, which would result in the Company issuing (together with the Initial Consideration Shares) more than 20% of the Company’s issued shares. For the purpose hereof and for the avoidance of doubt, same terms in connection with any Additional Investment would mean (i) a purchase price per share based on the average of the closing price of the Company’s shares for the 25 trading days preceding the signature of a definitive agreement (which if signed prior to the date of the Meeting, will be subject to shareholders’ approval under this Proxy) for the Additional Investment, and  (ii) 25% warrant coverage for an exercise price equal to the closing price for the Company’s shares on the day prior to the signing of such definitive agreement for the Additional Investment.

In addition, the Company’s shareholders are requested to approve that Telvent GIT, S.A. (“Telvent”) or its affiliates may participate in the Additional Investment, to the extent agreed between Telvent and the Company. The Company is requesting such shareholders’ approval as Telvent has purchased as of August 4, 2003, 539,258 Ordinary Shares of the Company (which represented as of the date of their issuance approximately 19.9% of the issued share capital of the Company) and, as under the provisions of the Israeli Companies Law – 1999, any issuance of additional securities to Telvent within a 12 month period shall be deemed to be part of the original transaction, and thus would require shareholders’ approval in light of the 20% rule explained above.

The Board of Directors will present the following ordinary resolution at the Annual General Meeting:

“RESOLVED, that following the approval and recommendation by the Board of Directors of the Company, in compliance with the requirements of the Companies Law and NASDAQ regulations, the Board of Directors of the Company shall be authorized to consummate equity investments in consideration for Ordinary Shares which would exceed 20% of the Company’s issued share capital, and that Telvent GIT, S.A. or its affiliates be authorized to participate in such investments, as set forth in Item 6 of the Proxy Statement of the Company dated November 3, 2003”

The Board of Directors recommends a vote FOR the approval of the authorization of the Board of directors to consummate an equity investment in the Company’s securities which exceeds 20% of the Company’s issued share capital, and that Telvent GIT, S.A or its affiliates may participate in such investment.

ITEM 7

APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF

ASSOCIATION BY INCREASING OF THE COMPANY’S

AUTHORIZED SHARE CAPITAL

The Company’s success may depend on its ability to raise additional funding in consideration for issuance of additional Ordinary Shares of the Company. Under the Articles of Association of the Company, the Company’s authorized share capital is 4,200,000 NIS, consisting of 4,200,000 Ordinary Shares of the Company, of 1.0 NIS par value per share (each, an “Ordinary Share”). As of the date of this Proxy Statement, the Company’s issued share capital (without taking into effect any options, warrants and other convertible securities) is 3,249,658.

The Board of Directors recommends that the (i) Company’s authorized share capital shall be increased by 2,300,000 NIS (consisting of 2,300,000 Ordinary Shares), from 4,200,000 NIS to 6,500,000 NIS, and (ii) that the Company’s Articles of Association are amended such that Section 4 of the Articles of Association shall read as follows:

“4. The share capital of the Company shall consist of NIS 6,500,000 consisting of 6,500,000 Ordinary Shares (the “Ordinary Shares”), each having a nominal value of NIS 1.0. The powers, preferences, rights, restrictions, and other matters relating to the Ordinary Shares are as set forth in the following Articles. Warrants and options shall not be considered as shares for purposes of these Articles. The Ordinary Shares all rank pari passu in all respects except as set forth in the warrant itself”.

The Board of Directors will present the following ordinary resolution at the Annual General Meeting:

“RESOLVED, that following the approval and recommendation by the Board of Directors of the Company, and in compliance with the requirements of the Companies Law, the Company’s Articles of Association be amended and that the authorized share capital shall be increased as set forth in Item 7 of the Proxy Statement of the Company dated November 3, 2003”

The Board of Directors recommends a vote FOR the amendment of the Articles of Association by increasing the authorized share capital of the Company.

ITEM 8

APPROVAL OF AMENDMENTS TO THE COMPANY’S 1999 STOCK OPTION PLAN INCREASING THE AGGREGATE NUMBER OF OPTIONS AVAILABLE FOR GRANT BY A TOTAL OF 200,000

The Company’s 1999 Stock Option Plan (the “Plan”) serves as a means of attracting and retaining highly qualified employees by aligning the employees’ interest with those of the Company’s other shareholders. It has become common practice for companies in high-tech industries, many of which compete with the Company for attracting and retaining highly qualified employees, to offer such employees options to purchase a large number of shares of the capital stock of such companies.

As of October 15, 2003, 9,955 options remain available for grant under the Plan (assuming that the grant of all options set forth in Item 3 will be approved by the shareholders of the Company). Thus, the Board of Directors is seeking to increase the number of options authorized to be granted under the Plan by 200,000 options, in order to allow the Company to remain competitive with such other companies in attracting and retaining highly qualified employees by granting such employees options to purchase a larger number of Ordinary Shares.

The Board of Directors and will present the following ordinary resolution at the Annual General Meeting:

“RESOLVED, that the Company’s 1999 Stock Option Plan (the “Plan”) shall be amended such that the number of stock options available for grant under such Plan shall be increased as set forth in Item 8 of the Proxy Statement of the Company dated November 3, 2003, shall be approved.”

The Board of Directors recommends a vote FOR the approval of the amendment to the terms of the 1999 Stock Option Plan by increasing the number of options available for issuance under such 1999 Stock Option Plan.

ITEM 9

APPROVAL OF THE COMPANY’S UNDERTAKING IN ADVANCE TO INDEMNIFY OFFICE HOLDERS TO THE FULLEST EXTENT PERMITTED UNDER THE COMPANIES LAW

Under the Companies Law, a company may undertake, provided that such actions are authorized by such company’s Articles of Association, to indemnify an Office Holder for monetary liability incurred by him or her pursuant to a judgment, including a settlement or arbitration decision approved by a court, as well as for reasonable legal expenses incurred by him or her in an action brought against him or her by or on behalf of the company or others, or as a result of a criminal charge of which he or she was acquitted, or as a result of a criminal procedure in which he or she was convicted of a felony which does not require proof of criminal intent, provided that any such liability or expense incurred by such Office Holder is due to an action performed by such Office Holder by virtue of his or her position with the company.

Under the Companies Law, a company is entitled to undertake in advance to indemnify an Office Holder for the breach of his or her duty of care, provided that the Articles of Association of such company permit such indemnification in advance and further provided that such indemnification shall be limited to the type of events that, in the discretion of the Board of Directors of such company, may be anticipated at such time of undertaking and that such undertaking shall be limited to an amount which the Board of Directors of such company deems reasonable in light of the applicable circumstances.

A company may not indemnify an Office Holder for any liability incurred as a result of the following: (i) a breach by the Office Holder of his or her fiduciary duty, unless he or she acted in good faith and had a reasonable basis to believe that the act would not prejudice the company; (ii) a breach by the Office Holder of his or her duty of care, if such breach was done intentionally or recklessly; (iii) any act or omission done with the intent to derive an unlawful personal benefit; or (iv) any fine levied against such Office Holder.

In order for the Company to retain and secure the services of the current Office Holders of the Company, and to encourage highly qualified persons to become Office Holders in the future, the Company proposes, subject to and to the fullest extent permitted by the provisions of the Companies Law, to undertake in advance to indemnify its Office Holders for monetary liability incurred in connection with their position as Office Holders.

The Board and the Audit Committee will present the following ordinary resolution at the Annual General Meeting:

“RESOLVED, that, subject to and to the fullest extent permitted by the provisions of the Companies Law, the Company undertake in advance to indemnify its Office Holders for monetary liability incurred in connection with their position as Office Holders”

The Board of Directors recommends a vote FOR the approval of the undertaking to indemnify Office Holder as set forth above.

ADDITIONAL MATTERS FOR DISCUSSION

CONSIDERATION OF THE CONSOLIDATED FINANCIAL STATEMENTS OF THE

COMPANY FOR THE YEAR ENDED DECEMBER 31, 2002

The Company’s Annual Report on Form 20-F for the year ended December 31, 2002 can be found in the Company’s website at the following link: http://www.viryanet.com/investors/sec.htm. Alternatively, you may contact the Company if you wish to receive a printed version of the Company’s Annual Report. The Company’s Consolidated Financial Statements for the year ended December 31, 2002 are included in such report. At the Meeting, the Directors will review the Management’s report on the business of the Company for the year ended December 31, 2002, as presented in the Company’s Annual Report for the year ended December 31, 2002, and will answer appropriate questions relating thereto.

OTHER BUSINESS

Management of the Company knows of no other business to be transacted at the Meeting; but, if any other matters are properly presented to the Meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Winfried A. Burke

President and Chief Executive Officer

November 3, 2003

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

VIRYANET LTD.

November 26, 2003

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible

¯    Please detach along perforated line and mail in the envelope provided.    ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

FOR	AGAINST	ABSTAIN

ITEM 1. TO ELECT A PANEL OF SIX DIRECTORS TO THE BOARD OF DIRECTORS OF THE COMPANY.

☐    FOR ALL NOMINEES

☐    AGAINST

☐    FOR ALL EXCEPT (See instructions below)

NOMINEES:

O    SAMUEL I. HACOHEN

O    WINFRIED A. BURKE

O    VLADIMIR MORGENSTERN

O    MANUEL SANCHEZ ORTEGA

O    LIOR BERGMAN

O    RONIT LERNER

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

ITEM 2. TO APPOINT KOST, FORER & GABBAY (A MEMBER OF ERNST & YOUNG INTERNATIONAL) AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2003 FISCAL YEAR.

ITEM 3. TO ISSUE TO CERTAIN OF THE DIRECTORS OF THE COMPANY, INCLUDING THE COMPANY’S NEW EXTERNAL DIRECTOR (IF ELECTED) NEW OPTIONS TO PURCHASE ORDINARY SHARES OF THE COMPANY.

ITEM 4. TO APPROVE THE COMPENSATION TO BE PAID TO DIRECTORS OF THE COMPANY FOR THEIR PARTICIPATION IN CERTAIN MEETINGS OF THE BOARD OF DIRECTORS OF THE COMPANY.

ITEM 5. TO APPROVE AN AMENDMENT TO THE EMPLOYMENT TERMS OF THE COMPANY’S EXECUTIVE CHAIRMAN OF THE BOARD OF DIRECTORS.

ITEM 6. TO AUTHORIZE THE BOARD OF DIRECTORS TO CONSUMMATE AN EQUITY INVESTMENT IN THE COMPANY’S SECURITIES WHICH EXCEEDS 20% OF THE COMPANY’S ISSUED SHARE CAPITAL AND AUTHORIZE THAT TELVENT GIT, S.A. OR ITS AFFILIATES PARTICIPATE IN SUCH EQUITY INVESTMENT.

ITEM 7. TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF ASSOCIATION BY INCREASING THE AUTHORIZED SHARE CAPITAL OF THE COMPANY BY 2,300,000 ORDINARY SHARES.

ITEM 8. TO AMEND THE COMPANY’S 1999 STOCK OPTION PLAN BY INCREASING THE NUMBER OF STOCK OPTIONS RESERVED FOR ISSUANCE UNDER SUCH PLAN BY 200,000.

ITEM 9. THAT THE COMPANY SHALL UNDERTAKE TO INDEMNIFY EACH OF ITS OFFICE HOLDERS FOR ANY LIABILITY AND EXPENSE THAT MAY BE IMPOSED ON SUCH OFFICE HOLDER DUE TO AN ACT PERFORMED BY HIM OR HER IN HIS OR HER CAPACITY AS AN OFFICE HOLDER, ALL TO THE MAXIMUM EXTENT AS PERMITTED UNDER THE COMPANIES LAW.

MARK HERE IF YOU PLAN TO

ATTEND THE MEETING.

☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

Signature of Shareholder                                               Date:                                 Signature of Shareholder                                               Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY	PROXY

VIRYANET LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

VIRYANET LTD. FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 26, 2003

The undersigned, a holder of ordinary shares, par value NIS 1.0 per share (“Ordinary Shares”), of ViryaNet Ltd. (“ViryaNet” or the “Company”), acting with respect to all Ordinary Shares held by the undersigned, hereby appoints Mr. Samuel I. HaCohen and Mr. Winfried A. Burke, and each of them, as proxies for the undersigned, with full power of substitution, to vote all Ordinary Shares that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual General Meeting of Shareholders (the “Meeting”) of ViryaNet to be held on November 26, 2003, at 10:00 a.m. eastern daylight time, at the principal executive offices of ViryaNet, Inc. located at 2 Willow Street, Southborough, Massachusetts, and at any adjournments, postponements or rescheduling thereof, on the matters set forth on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Meeting or any adjournments, postponements or rescheduling thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED,

OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1, 2, 3, 4, 5, 6, 7, 8 AND 9.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE

(Continued and to be signed on the reverse side)